Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Yodlee, Inc. of our report dated March 4, 2015, with respect to the consolidated financial statements of Yodlee, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
March 4, 2015